Audit Committee Charter

Mandate

The primary function of the audit committee (the “Committee”) is to assist the Board of Directors (“Board”) in fulfilling its financial oversight responsibilities by reviewing the financial reports and other financial information provided by Manas Petroleum Corporation (the “Company”) to regulatory authorities and shareholders, the Company’s systems of internal controls regarding finance and accounting and the Company’s auditing, accounting and financial reporting processes. The Committee’s primary duties and responsibilities are to:

  serve as an independent and objective party to monitor the Company’s financial reporting and internal control system and review the Company’s financial statements;

  review and appraise the performance of the Company’s external auditor; and

  provide an open avenue of communication among the Company’s auditor, financial and senior management and the Board.

Composition

The Committee shall be comprised of at least three directors as determined by the Board, all of whom shall be “independent” directors except as permitted by applicable securities regulatory guidelines (including applicable exemptions while the Company is a “venture issuer” within the meaning of applicable securities legislation). A quorum of the Committee shall be a majority of the members. Each member of the Committee will be a member of the Board. In the event of an equality of votes, the Chair of the Committee shall not have a second casting vote.

The members of the Committee shall be elected by the Board at its first meeting following the annual shareholders’ meeting. Unless a Chair is elected by the Board, the members of the Committee may designate a Chair by a majority vote of the full Committee membership.

Meetings

The Committee shall meet a least four times annually, or more frequently as circumstances dictate or as may be prescribed by securities regulatory requirements. As part of its job to foster open communication, the Committee will meet at least annually with the Chief Financial Officer and the external auditor in separate sessions.

Responsibilities and Duties

To fulfill its responsibilities and duties, the Committee shall:

1.	Documents/Reports

	(a)	review and update, if applicable or necessary, this Audit Committee Charter annually;

(b)

review with management and the independent auditor the Company’s annual and interim financial statements, management’s discussion and analysis, any annual and interim earnings press releases and any reports or other financial information to be submitted to any governmental and/or regulatory body, or the public, including any certification, report, opinion, or review rendered by the external auditor for the purpose of recommending their approval to the Board prior to their filing, issue or publication. The Chair of the Committee may represent the entire Committee for purposes of this review in circumstances where time does not allow the full Committee to be available;

(c)

review analyses prepared by management and/or the external auditor setting forth significant financial reporting issues and judgements made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

	(d)	review the effect of regulatory and accounting initiatives, as well as off balance sheet structures, on the financial statements of the Company;

(e)

review policies and procedures with respect to directors’ and officers’ expense accounts and management perquisites and benefits, including their use of corporate assets and expenditures related to executive travel and entertainment, and review the results of the procedures performed in these areas by the external auditor, based on the terms of reference agreed upon by the external auditor and the Committee; and

(f)

ensure that adequate procedures are in place for the review of the Company’s public disclosure of financial information extracted or derived from the Company’s financial statements, as well as review any financial information and earnings guidance provided to analysts and rating agencies, and periodically assess the adequacy of those procedures.

2.	External Auditor

	(a)	review annually, the performance of the external auditor who shall be ultimately accountable to the Board and the Committee as representatives of the shareholders of the Company;

	(b)	obtain annually, a formal written statement of the external auditor setting forth all relationships between the external auditor and the Company;

	(c)	review and discuss with the external auditor any disclosed relationships or services that may have an impact on the objectivity and independence of the external auditor;

(d)

take, or recommend that the Board take, appropriate action to oversee the independence of the external auditor, including the resolution of disagreements between management and the external auditor regarding financial reporting;

(e)	recommend to the Board the selection and, where applicable, the replacement of the external auditor nominated annually for shareholder approval;

(f)	recommend to the Board the compensation to be paid to the external auditor;

(g)

at each meeting, where desired, consult with the external auditor, without the presence of management, about the quality of the Company’s accounting principles, internal controls and the completeness and accuracy of the Company’s financial statements;

(h)	review and approve the Company’s hiring policies regarding partners, employees and former partners and employees of the present and former external auditor of the Company;

(i)	review with management and the external auditor the audit plan for the year-end financial statements; and

(j)

review and pre-approve all audit and audit-related services and the fees and other compensation related thereto, and any non-audit services, provided by the Company’s external auditor. The authority to pre-approve non-audit services may be delegated by the Committee to one or more independent members of the Committee, provided that such pre-approval must be presented to the Committee’s first scheduled meeting following such pre-approval. Pre-approval of non-audit services is satisfied if:

(i)

the aggregate amount of all the non-audit services that were not pre-approved is reasonably expected to constitute no more than 5% of the total amount of fees paid by the Company and subsidiaries to the Company’s external auditor during the fiscal year in which the services are provided;

(ii) the Company or a subsidiary did not recognize the services as non-audit services at the time of the engagement; and

(iii)

the services are promptly brought to the attention of the Committee and approved, prior to completion of the audit, by the Committee or by one or more of its members to whom authority to grant such approvals has been delegated by the Committee.

3.	Financial Reporting Processes

	(a)	in consultation with the external auditor, review with management the integrity of the Company’s financial reporting process, both internal and external;

	(b)	consider the external auditor’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting;

(c)	consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the external auditor and management;

(d)	review significant judgments made by management in the preparation of the financial statements and the view of the external auditor as to appropriateness of such judgments;

(e)

following completion of the annual audit, review separately with management and the external auditor any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information;

(f)	review any significant disagreement among management and the external auditor in connection with the preparation of the financial statements;

(g)	review with the external auditor and management the extent to which changes and improvements in financial or accounting practices have been implemented;

(h)	review any complaints or concerns about any questionable accounting, internal accounting controls or auditing matters;

(i)	review certification process;

(j)	establish a procedure for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

(k)	establish a procedure for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

4.	Other

	(a)	review any material related party transactions;

	(b)	engage independent counsel and other advisors as it determines necessary to carry out its duties; and

	(c)	to set and pay compensation for any independent counsel and other advisors employed by the Committee.